Sub-Item 77Q1(e): Copies of Any New or Amended Investment
Advisory Contracts

Assumption Agreement dated November 1, 2017 between Goldman
Sachs Asset Management International and Goldman Sachs Asset Management, L.P. (with respect to the Goldman Sachs International Equity ESG Fund (formerly, Goldman Sachs Focused International
Equity Fund) and Goldman Sachs International Equity Income Fund (formerly, Goldman Sachs Strategic International Equity Fund)) is incorporated herein by reference to Exhibit (d)(15) to Post-Effective Amendment No. 633 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on November 30, 2017 (Accession No. 0001193125-17-357523).